Exhibit 10.2

REGISTRATION RIGHTS

As amended on 22nd December, 2020

ZIM Integrated Shipping Services Ltd.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of the 22nd day of December, 2020, by and among ZIM Integrated Shipping Services Ltd., a company incorporated under the laws of the State of Israel, having its main place of business at 9 Andrei Sakharov Street, Haifa, Israel (the “Company”) and each of the parties set forth in Exhibit I attached hereto (the “Original Holders” and each an “Original Holder”).

RECITALS

WHEREAS,	in connection with the issuance of equity to each of the persons listed as a shareholder of the Company pursuant to the subscription under the Global Restructuring Deed, to which the prior RRA (as defined below) is scheduled, as part of the debt reorganization of the Company, the Company and the Original Holders entered into that certain Registration Rights Agreement dated as of July 16, 2014 (the “Prior RRA”) to govern the rights of the Holders to cause the Company to register with the U.S. Securities and Exchange Commission (the “SEC”) or an equivalent authority in the event of a listing outside the U.S., the Ordinary Shares that are issuable to, held by or may have thereafter be issued to the Holders; and

WHEREAS,	the Original Holders that were parties to the Prior RRA and the Company desire to amend and restate the Prior RRA in its entirety in anticipation of a potential IPO so that this Agreement shall be the sole source of terms between the parties hereto with respect to the subject matters herein;

NOW, THEREFORE, the parties hereby agree as follows:

1.	Definitions. For purposes of this schedule:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein, any reasonable related free writing prospectus (as defined in Rule 405 of the Securities Act) or any amendments or supplements thereto and any related road show; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary of the Company pursuant to a share option, share purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration in any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

“Form F-1” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form F-3” means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any holder of Registrable Securities.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Schedule.

“IPO” means the Company’s first underwritten public offering of its Ordinary Shares, or the listing for trading of the Company's Ordinary Shares on any recognized stock exchange or regulated market, under the Securities Act or under the equivalent law of another jurisdiction.

“IC” means Israel Corporation Ltd., a company organized under the laws of the State of Israel, and including its successors and permitted assignees.

“Ordinary Shares” means Ordinary Shares of the Company, nominal value NIS 0.03 per share.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Registrable Securities” means (i) the Ordinary Shares issued to the Original Holders, the Ordinary Shares hereafter acquired by any Original Holder and the Ordinary Shares of any other Person to whom such Ordinary Shares have been transferred in accordance with the terms of this Schedule; excluding in all cases, however, any Ordinary Shares sold by a Person in a transaction in which the applicable rights under this Schedule are not assigned pursuant to Subsection 3.1, and excluding for the purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Schedule; provided that, with respect to any provision of this Schedule that establishes a percentage of Registrable Securities as required to take any action, Registrable Securities shall not include any securities held by the Company or any of its subsidiaries.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to any exercisable and/or convertible securities, whether such securities may be exercised or converted immediately or in the future, that are Registrable Securities.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.7.

2.	Registration Rights. The Company covenants and agrees as follows:

2.1       IPO and Registration Rights. Subject to determination by the Board of Directors of the Company that a reasonable market capitalisation could be achieved following an IPO, the Company shall use its commercially reasonable efforts to effect an IPO within twenty four (24) months of the date hereof. Following an IPO, the Holders shall have the registration rights set forth below. The rights below are drafted to refer to a registration effected by filing an effective registration statement in compliance with the Securities Act, but are intended to apply mutatis mutandis in circumstances where an IPO was not effected under the Securities Act but rather under the laws of another jurisdiction as set out in the definition of IPO in Subsection 1.10. In such case, the Company shall be required to take substantially equivalent actions to those described below under the laws of such other jurisdiction.

The Company shall not be liable for any breach of its obligation to use its commercially reasonable efforts pursuant to Clause 2.1, whether in damages or for specific performance, provided such efforts are undertaken in good faith by the Company.

2.2       Demand Registration.

(a)       Form F-1 Demand. If at any time after one hundred eighty (180) calendar days following the effective date of the registration statement for the IPO and until the tenth anniversary thereof, the Company receives a request from Holders of more than ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form F-1 registration statement with respect to Registrable Securities with a minimum anticipated aggregate offering price, net of Selling Expenses, of Fifteen Million United States Dollars ($15,000,000), then the Company shall (x) within ten (10) calendar days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) calendar days after the date such request is given by the Initiating Holders, file a Form F-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) calendar days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.2(c) and 2.4.

(b)       Form F-3 Demand. As soon as practical after the IPO, the Company shall use commercially reasonable efforts in order to qualify for registration on Form F-3 or any comparable or successor form or forms and to maintain such qualification after the Company has qualified for the use of Form F-3. After the Company has qualified for the use of Form F-3 and until ten (10) years following an IPO, if the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form F-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least Five Million United States Dollars ($5,000,000), then the Company shall (i) within ten (10) calendar days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) calendar days after the date such request is given by the Initiating Holders, file a Form F-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) calendar days of the date the Demand Notice is given, and in each case, subject to the availability of a Form F-3 for such offering by the Holders and the limitations of Subsections 2.2(c) and 2.4.

(c)       Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.2 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing (and any time periods with respect to filing or effectiveness shall be tolled correspondingly) for a period of not more than forty-five (45) calendar days after the request of the Initiating Holders is given provided that the Company shall not register any securities for its own account or that of any other shareholder during such forty-five (45) calendar day period other than in an Excluded Registration.

(d)       The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.2(a) (i) during the period that is sixty (60) calendar days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred and eighty (180) calendar days after the effective date of, a Company-initiated registration of Ordinary Shares, provided that the Company offers to register Registrable Securities in accordance with Subsection 2.3 and the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, and the Company shall use its commercially reasonable efforts to cause such registration statement to be declared effective no later than ninety (90) calendar days from the date of any Demand Notice; (ii) after the Company has effected three (3) registrations pursuant to Subsection 2.2(a); or (iii) if the Initiating Holders propose to dispose of Ordinary Shares consisting of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Subsection 2.2(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.2(b) (i) during the period that is thirty (30) calendar days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) calendar days after the effective date of, a Company-initiated registration of Ordinary Shares, provided that the Company offers to register Registrable Securities in accordance with Subsection 2.3 and the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, and the Company shall use its commercially reasonable efforts to cause such registration statement to be declared effective no later than ninety (90) calendar days from the date of any request pursuant to Subsection 2.2(b); or (ii) if the Company has effected one (1) registration pursuant to Subsection 2.2(b) within the twelve (12) month period immediately preceding and the date of such request; or (iii) if the Company has already effected a total of six (6) registrations pursuant to Subsection 2.2(b), commencing from the date that the Company qualifies for registration on Form F-3 or any comparable or successor form or forms. A registration shall not be counted as “effected” for purposes of this Subsection 2.2(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and as a result of such non payment forfeit their right to one demand registration statement pursuant to Subsection 2.7, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.2(d).

2.3       Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its equity securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) calendar days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.4, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.3 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and any Holder shall have the right to withdraw all or part of its Registrable Securities before the effective date of such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.7.

2.4       Underwriting Requirements.

(a)       If, pursuant to Subsection 2.2, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.2, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.5(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected and approved for such underwriting in accordance with Section 2.4. Notwithstanding any other provision of this Subsection 2.4, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each such selling Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all securities other than those to be sold by the selling Holders are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)       In connection with any offering involving an underwriting of the Company’s share capital pursuant to Subsection 2.3, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as reasonably agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriter(s) in their discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters in their sole reasonable discretion determine will not jeopardize the success of the offering. If the underwriter(s) determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as early as practicable to) the number of Registrable Securities owned by each such selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all securities other than those to be sold by the selling Holders (other than securities to be sold by the Company) are first entirely excluded from the offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)       In the case of an underwritten offering under Subsections 2.2(a) or (b), the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Company and in consultation with the Holders of a majority of the Registrable Securities to be sold.

2.5       Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)       prepare and file, if applicable, within the time periods provided by Subsections 2.2(a) and (b), with the SEC a registration statement, including all exhibits and financial statements required under the Securities Act (such registration statement and the prospectus used in connection with such registration statement shall not include the name of any Holder or its ownership interest in the Registrable Securities and/or the Company (as applicable) without the prior written consent of a Holder (unless such Holder's Registrable Securities are included in such registration statement and provided prior notice of the form of disclosure is given to such Holder) (but before filing such registration statement provide the Selling Holder Counsel copies of all documents to be filed and not file such documents to which the Selling Holder Counsel reasonably objects), and use its commercially reasonable efforts to cause such registration statement to become effective no later than ninety (90) calendar days after such registration statement is filed, and keep such registration statement continuously effective for a period of one hundred and twenty (120) calendar days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that the Company shall not be deemed to have used commercially reasonable efforts to keep such registration statement continuously effective if the Company voluntarily takes any action or omits to take any action that would result in Holders not being able to offer and sell any Registrable Securities pursuant to such registration statement during the period it is required to be continuously effective unless such action or omission is (i) permitted by the terms of this Schedule, including Section 2.2(c) hereof, or (ii) required by applicable law; and provided further that (i) such one hundred and twenty (120) calendar day period shall be extended for a period of time equal to the period the Holder is not able to sell any securities included in such registration statement as a result of the Company not keeping the registration statement continuously effective, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred and twenty (120) calendar day period shall be extended for up to one hundred twenty (120) calendar days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)       prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act (including using its reasonable commercial efforts to address any comments from the SEC regarding such registration statement) in order to enable the disposition of all securities covered by such registration statement (but before filing such documents provide the Selling Holder Counsel copies of all documents to be filed and not file such documents to which the Selling Holder Counsel reasonably objects);

(c)       furnish to the selling Holders such numbers of copies of the prospectus used in connection with such registration, including any preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)       use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)       in the event of any underwritten public offering, enter into customary agreements (including underwriting and indemnification agreements in customary form) and take all such other actions as any selling Holder or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of the Registrable Securities;

(f)       use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)       provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Schedule and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)       promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)       notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j)       after such registration statement becomes effective, notify each selling Holder of (i) any request by the SEC that the Company amend or supplement such registration statement or prospectus, (ii) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any prospectus, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction, and (iv) the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(k)       promptly notify the selling Holders when the Company becomes aware of the occurrence of any event as a result of which the applicable registration statement and the prospectus included in such registration statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or, if for any other reason it shall be necessary during such time period to amend or supplement such registration statement, prospectus or free writing prospectus in order to comply with the Securities Act and, in either case, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such registration statement or prospectus which shall correct such misstatement or omission or effect such compliance; and

(l)       promptly incorporate in a prospectus supplement or post-effective amendment to the registration statement such information as the selling Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, it shall have in place an insider trading policy that shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

Each Holder agrees that, upon receipt of notice from the Company upon the occurrence of any event of the kind described in section 2.5(j) hereof, such Holder will immediately discontinue disposition of its Registrable Securities under the registration statement until such Holder's receipt of the supplemented prospectus or amended registration statement or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed.

Each Holder covenants and agrees that it will not sell any Registrable Securities under the registration statement until it has received copies of the amendment or supplement to the registration statement or prospectus in accordance with section 2.5(k) hereof.

2.6       Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.7       Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; marketing and road show expenses; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”) chosen by Holders of a majority of the Registrable Securities to be sold and consented to by the Company, which consent shall not be unreasonably withheld, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities that were to be registered thereunder (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.2(a) or 2.2(b), as the case may be then the Holders shall not be required to pay any of such expenses and shall forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.8       Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Schedule as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9       Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)       To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the Affiliates, partners, members, officers, directors, employees, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, unless such settlement is entered into without the consent of the Company (i) more than thirty (30) calendar days after receipt by the Company of a request for reimbursement pursuant to this subsection and (ii) the Company shall not have responded to such request for reimbursement, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)       To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, unless such settlement is entered into without the consent of the Holder (i) more than thirty (30) calendar days after receipt by such Holder of a request for reimbursement pursuant to this subsection and (ii) the Holder shall not have responded to such request for indemnification; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)       Promptly after receipt by an indemnified party under this Subsection 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to control the defense thereof with counsel mutually satisfactory to the indemnifying and indemnified parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel and one local counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.9, except to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action (through the forfeiture of substantive rights and defenses). The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.9.

(d)       To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)       Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)       Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of the provisions in this Schedule.

2.10       Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

(a)       make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)       use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)       furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) calendar days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).

2.11       Limitations on Subsequent Registration Rights. From and after the Restructuring Effective Time, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration on terms other than either a pro rata basis with respect to the Registrable Securities or on a subordinated basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include.

2.12       “Market Stand-off” Agreement. In the event of a sale by the Company of the Company’s equity securities in an underwritten offering, each Holder hereby agrees, if requested in writing by the managing underwriter in such underwritten offering, that it will not, without the prior written consent of such managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of Ordinary Shares or any other equity securities under the Securities Act on a registration statement on Form F-1 or Form F-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) calendar days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions ) (or one hundred eighty (180) calendar days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions (), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.12 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any Affiliate or any trust for the direct or indirect benefit of the Holder or an Immediate Family Member of the Holder, provided that the Affiliate or trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer to a trust shall not involve a disposition for value, and provided further that any such limitation shall be applicable to the Holders only if the Company's Affiliates and all of their officers and directors are subject to the same restrictions (and if the any such parties are released by the managing underwriters the Holders are similarly released) and the Company uses commercially reasonable efforts to obtain a similar agreement from all shareholders individually owning at least one percent (1%) of the Company’s outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all outstanding preferred shares or other convertible securities). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.12 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.13       In-Kind Distribution. If any Holder seeks to effectuate an in-kind distribution of all or part of its Ordinary Shares to such Holder’s direct or indirect equity holders, the Company will reasonably cooperate with and assist such Holder, such equity holders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Ordinary Shares without restrictive legends, to the extent the restrictions set forth therein are no longer applicable). For the avoidance of doubt, to the extent that any such in-kind distribution is subject to registration under the Securities Act, the Holder may exercise its Demand Registration rights pursuant to, and subject to the terms set forth in, Section 2.2 with respect to such in-kind distribution.

2.14       Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.2 or 2.3 shall terminate upon the first to occur of:

(a)       the Company completing its IPO and becoming subject to the provisions of the Exchange Act whereby SEC Rule 144(b)(1)(i) is available for the sale of all of such Holder’s shares; and

(b)       the tenth anniversary of the IPO.

3.	Miscellaneous.

3.1       Successors and Assigns. The rights set out in this Schedule may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Schedule, including the provisions of Subsection 2.12. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Schedule. The terms and conditions of this Schedule inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Schedule, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Schedule, except as expressly provided herein.

3.2       Governing Law. Jurisdiction. Notwithstanding clause 22 of the Global Restructuring Deed and except insofar as it relates to provisions of US securities laws, federal or state, which shall be determined by the applicable US law this Schedule shall be governed by, and construed in accordance with, the laws of the State of Israel without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of Tel Aviv for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Schedule and the transactions contemplated hereby.

3.3       Titles and Subtitles. The titles and subtitles used in this Schedule are for convenience only and are not to be considered in construing or interpreting this Schedule.

3.4       Notices. All notices and other communications given or made pursuant to this Schedule shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Holders to their respective addresses as identified in the signature pages to the Global Restructuring Deed (of which this Schedule forms a part), or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 3.4.

3.5       Amendments and Waivers. Any term of this Schedule may be amended or restated and the observance of any term of this Schedule may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and Holders of a 75 per cent. majority of the Registrable Securities then outstanding, provided that the amendment, restatement or waiver does not unfairly discriminate against the non-consenting Holders; provided further that any right granted hereunder may be waived by the party holding such right, without the consent of any other party. Notwithstanding the foregoing, this Schedule may not be amended, restated or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 3.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Schedule, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.6       Severability. In case any one or more of the provisions contained in this Schedule is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Schedule, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.7       Aggregation of Shares. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Schedule and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.8       Entire Agreement. This Schedule constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.9       Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Schedule, upon any breach or default of any other party under this Schedule, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Schedule or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.10       Injunctive Relief. Save in respect of the Company’s obligation to use commercially reasonable efforts in Clause 2.1, it is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any one or more Holders of at least 10 percent. of the Registrable Securities then outstanding shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Schedule, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

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13

Exhibit I

[List of shareholders]